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                                                                    Exhibit-4(j)

                                                                          [LOGO]
                                                                     WORTHINGTON
                                                                      INDUSTRIES

August 29, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re: Worthington Industries, Inc. - Form 10-K for the fiscal year ended May 31, 2001

Ladies and Gentlemen:

              Worthington Industries, Inc., an Ohio corporation, is today executing and filing a Form 10-K, Annual Report for the fiscal year ended May 31, 2001 (the "Form 10-K").

              Pursuant to the instructions relating to the Exhibits in Item 601 of Regulation S-K, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Worthington Industries, Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

WORTHINGTON INDUSTRIES, INC.

/s/  John T. Baldwin

John T. Baldwin
Vice President & Chief Financial Officer